CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in post-effective amendment #2 to the Registration Statement on Form N-1A of the Turnaround Investment Trust. Such reference is included in the Statement of Additional Information under "Other Service Providers".





                                      /s/  Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
April 28, 2005